SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	0-029587	65-0705328
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (321) 939-6321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2005 Registrant entered into a financing transaction with four accredited investors pursuant to which Registrant received $1,000,000 in gross cash proceeds from the issuance of senior secured convertible notes in a principal amount of $1,000,000 and warrants to purchase 3,548,388 shares of Common Stock. The 3,225,807 Class A Common Stock Purchase Warrants issued to the investors have a provision for re-pricing of the exercise price of the warrants if the Registrant does not have gross revenues of at least $20 million for its 2005 fiscal year based on the following schedule:

Less than $20m — 15% discounted
Less than $15m – 30% discounted
Less than $10m – 45% discounted

The Registrant and the investors have agreed that 2005 gross revenues will include Registrant’s reported sales and deferred revenues for such period in the calculation of any such discounted purchase price for the Class A Warrants.

The Registrant and the investors have also agreed that the Closing Date of the transaction was March 25, 2005.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed with this report:

Exhibit 10.1	Amendment dated April 14, 2005 to Subscription Agreement date March 17, 2005 and Class A Stock Purchase Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2005	IBSG International, Inc. BY: /S/ Michael Rivers —————————————— Michael Rivers President